Chase Securities, Inc.
270 Park Avenue
New York, New York 10017-2070







October 10, 1997



Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1100
Buffalo, New York  14203


Dear Ms. Cambas:

The is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from July 1, 1997 to September 30, 1997 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activitiy for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President

Chase Securities, Inc.
270 Park Avenue
New York, NY 10017-2070


                            NATIONAL FUEL GAS COMPANY
                            -------------------------

                        Third Quarter Performance Report



    PAR        ISSUE    MATURITY
  AMOUNT       DATE       DATE     RATE   YIELD      TERM        TYPE

15,000,000   07/02/97   08/26/97   5.65   5.6993    55 Days   Discounted
15,000,000   07/07/97   08/06/97   5.62   5.6464    30 Days   Discounted
10,000,000   07/09/97   08/13/97   5.60   5.63066   35 Days   Discounted
10,000,000   07/09/97   08/21/97   5.60   5.6377    43 Days   Discounted
 5,000,000   07/15/97   09/15/97   5.58   5.6341    62 Days   Discounted
 5,000,000   07/21/97   08/18/97   5.55   5.5740    28 Days   Discounted
10,000,000   07/21/97   09/08/97   5.56   5.6024    49 Days   Discounted
35,000,000   07/28/97   07/29/97   5.55   5.5501     1 Day    Discounted
15,000,000   07/29/97   09/15/97   5.56   5.6015    48 Days   Discounted
20,000,000   07/29/97   09/22/97   5.56   5.6076    55 Days   Discounted
15,000,000   08/06/97   08/12/97   5.57   5.5752     6 Days   Discounted
15,000,000   09/15/97   11/14/97   5.61   5.6629    60 Days   Discounted
15,000,000   09/15/97   10/16/97   5.61   5.6372    31 Days   Discounted
20,000,000   09/22/97   10/06/97   5.60   5.6122    14 Days   Discounted
10,000,000   09/24/97   11/03/97   5.60   5.6351    40 Days   Discounted

----------

215,000,000



                                    /s/Anton J. Schubert
                                    -----------------------------------
                                    Anton J. Schubert, Vice President